EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 1 to Registration Statement No. 333-144975 of our report dated July 31, 2007 relating to the consolidated financial statements of MSCI Inc., appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading “Experts” in such Prospectus.

/s/    Deloitte & Touche LLP

New York, New York

September 10, 2007